Exhibit 32.1

Certification
of
Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Webdigs, Inc. do hereby certify that, to the best of his knowledge:

a)
the Quarterly Report on Form 10-Q of Webdigs, Inc. for the quarter ended April 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Webdigs, Inc.

June 20, 2011	/s/ Robert A. Buntz, Jr.
Robert A. Buntz, Jr.
Chief Executive Officer

June 20, 2011	/s/ Edward Wicker
Edward Wicker
Chief Financial Officer